Exhibit 2

Form of Global Note for UBS ETRACS – ProShares Daily 3x Inverse Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 8 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER UBS AG NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY UBS AG OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY UBS AG OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

CUSIP No.: US90274E125

ISIN: US90274E1257

UBS AG

MEDIUM-TERM NOTES, SERIES B

$● UBS ETRACS - ProShares Daily 3X Inverse Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Stated Principal Amount: $● equal to ● Securities at $25.00 per Security

Index: Bloomberg WTI Crude Oil Sub-Index ER

Initial Trade Date: January 4, 2017

Initial Settlement Date: January 9, 2017

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25.00 per Security

Payment at Maturity: For each Security, unless earlier called, accelerated or redeemed, the Holder will receive on the Maturity Date a cash payment equal to the Current Principal Amount as of the Final Valuation Date (the “Cash Settlement Amount”). If the amount so calculated is less than or equal to zero, the payment at maturity will be zero.

Call Right: UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”) may, on or after January 10, 2018 subject to the procedural requirements provided under Section 6 hereof, elect to redeem these Securities, as a whole and not in part, upon not less than eighteen calendar days’ notice, for a cash payment per Security equal to the Current Principal Amount as of the last Valuation Date in the Call Measurement Period (the “Call Settlement Amount”) payable to the Holder on the relevant Call Settlement Date.

Early Redemption; Redemption Amount: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require the Company to redeem the Holder’s Securities in whole or in part on any Redemption Date prior to the Maturity Date commencing on January 13, 2017 through and including December 28, 2046.

If the Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption will receive per Security a cash payment on the relevant Redemption Date equal to (a) the Current Principal Amount as of the applicable Valuation Date, minus (b) the Redemption Fee Amount as of the applicable Valuation Date (the “Redemption Amount”). If the amount so calculated is less than or equal to zero, the payment upon early redemption will be zero.

The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion.

Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Amount: If, at any time, the intraday indicative value of the Securities on any Index Business Day is equal to or less than 30.0% of the Current Principal Amount of the Securities at the end of the prior Index Business Day (such event with respect to the Securities, a “Stop Loss Termination Event” and the

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day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities may be redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount (the “Acceleration Option”).

Upon the occurrence of a Stop Loss Termination Event with respect to the Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for the Securities. If the Company elects to exercise such Acceleration Option, the holders of the Securities will receive the Stop Loss Redemption Amount (as defined below) which payment may be equal to zero. If the Company does not exercise the Acceleration Option, then the Securities shall remain outstanding and the Company will not pay the Stop Loss Redemption Amount described below.

The “Stop Loss Redemption Amount” for the Securities will be equal to the Current Principal Amount for the Securities at the close of trading on the Index Business Day following the Stop Loss Termination Date (such day, the “Stop Loss Valuation Date”).

If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon such acceleration will be zero.

If UBS exercises the Acceleration Option, the “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Amount is calculated.

Deleveraging Event: Whether or not UBS exercises the Acceleration Option, if a Stop Loss Termination Event occurs at or after 9:30 am and to, but before, 2:00 pm , New York City time, on any Index Business Day (a “Deleveraging Event”) with respect to the Securities, the Securities will be deleveraged for the remainder of the Stop Loss Termination Date.

Upon the occurrence of a Deleveraging Event, the Current Principal Amount for the Securities on any such Stop Loss Termination Date will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for the Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level on the current Index Business Day minus 1.

Security Calculation Agent: UBS Securities LLC.

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

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“BLOOMBERG®”, “BLOOMBERG WTI CRUDE OIL SUBINDEX ERSM” AND “UBS” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES (COLLECTIVELY, “BLOOMBERG”) AND UBS, AS THE CASE MAY BE, AND “BLOOMBERG®” AND “BLOOMBERG WTI CRUDE OIL SUBINDEX ERSM” HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY UBS. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY BLOOMBERG. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF OR COUNTERPARTIES TO THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE SECURITIES PARTICULARLY. THE ONLY RELATIONSHIP OF BLOOMBERG TO UBS IS THE LICENSING OF CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS AND OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY BLOOMBERG ON BEHALF OF UBS WITHOUT REGARD TO THE SECURITIES. BLOOMBERG AND UBS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER. BLOOMBERG IS NOT RESPONSIBLE FOR, NOR HAS IT PARTICIPATED IN THE DETERMINATION OF, THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SECURITIES ARE TO BE CONVERTED INTO CASH. BLOOMBERG SHALL NOT HAVE ANY OBLIGATION OR LIABILITY, INCLUDING, WITHOUT LIMITATION, TO SECURITIES CUSTOMERS, IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE SECURITIES. UBS AG, UBS SECURITIES LLC AND THEIR SUBSIDIARIES AND AFFILIATES ACTIVELY TRADE COMMODITIES, COMMODITY INDEXES AND COMMODITY FUTURES (INCLUDING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER), AS WELL AS SWAPS, OPTIONS AND DERIVATIVES WHICH ARE LINKED TO THE PERFORMANCE OF SUCH COMMODITIES, COMMODITY INDEXES AND COMMODITY FUTURES. IT IS POSSIBLE THAT THIS TRADING ACTIVITY WILL AFFECT THE VALUE OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER AND THE SECURITIES. THE PROSPECTUS SUPPLEMENT RELATES ONLY TO THE SECURITIES AND DOES NOT RELATE TO THE EXCHANGE-TRADED PHYSICAL COMMODITIES UNDERLYING ANY OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER COMPONENTS. PURCHASERS OF THE SECURITIES SHOULD NOT CONCLUDE THAT THE INCLUSION OF A FUTURES CONTRACT IN THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER IS ANY FORM OF INVESTMENT RECOMMENDATION OF THE FUTURES CONTRACT OR THE UNDERLYING EXCHANGE TRADED PHYSICAL COMMODITY BY BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES. THE INFORMATION IN THE PROSPECTUS SUPPLEMENT REGARDING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER COMPONENTS HAS BEEN DERIVED SOLELY FROM PUBLICLY AVAILABLE DOCUMENTS. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAS MADE ANY DUE DILIGENCE INQUIRIES WITH RESPECT TO THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER COMPONENTS IN CONNECTION WITH THE SECURITIES. BLOOMBERG DOES NOT MAKE ANY REPRESENTATION THAT THESE PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER COMPONENTS, INCLUDING WITHOUT LIMITATION A DESCRIPTION OF FACTORS THAT AFFECT THE PRICES OF SUCH COMPONENTS, ARE ACCURATE OR COMPLETE. UBS AND ITS AFFILIATES ACTIVELY TRADE COMMODITIES, COMMODITY FUTURES AND COMMODITY INDEXES (INCLUDING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER AND RELATED INDEXES), AS WELL AS SWAPS, OPTIONS AND OTHER DERIVATIVES WHICH ARE LINKED TO THE PERFORMANCE OF COMMODITIES, COMMODITY FUTURES AND COMMODITY INDEXES. THIS TRADING ACTIVITY MAY AFFECT THE VALUE OF COMMODITIES; COMMODITY INDEXES (INCLUDING THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER AND RELATED INDEXES); SUB-INDEXES OF SUCH INDEXES; COMPONENTS THEREOF; COMMODITY INDEX SWAPS LINKED TO SUCH INDEXES, SUB-INDEXES AND COMPONENTS; AND PRODUCTS OR TRANSACTIONS ENTERED INTO, ISSUED AND/OR SPONSORED BY UBS OR BLOOMBERG FINANCE. UBS AND ITS SUBSIDIARIES AND AFFILIATES MAY UNDERTAKE SUCH TRADING ACTIVITY (INCLUDING BUT NOT LIMITED TO

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PROPRIETARY TRADING AND TRADING THAT THEY DEEM APPROPRIATE IN THEIR SOLE DISCRETION TO HEDGE THEIR MARKET RISK IN ANY TRANSACTION) WITHOUT REGARD TO ANY EFFECT IT MAY HAVE ON PRODUCTS OR TRANSACTIONS ENTERED INTO, ISSUED AND/OR SPONSORED BY UBS OR BLOOMBERG FINANCE.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES— WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG AND UBS SECURITIES LLC, OTHER THAN UBS AG.

ProShares® is a registered trademark of ProShare Advisors, LLC; ProShares has been licensed for use by the Company in connection with the Securities. The Securities are not sponsored by ProShare Advisors, ProFunds Distributors or any of their respective affiliates, and ProShare Advisors, ProFunds Distributors and their respective affiliates do not make any representation regarding the operation of the Securities nor do they have any liability for the investment performance of the Securities or any errors, omissions, or interruptions of the Securities or any related index.

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OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Annual Tracking Fee” means a fee that will be subtracted from the Current Principal Amount of the Securities on each calendar day. On the Initial Trade Date, the Annual Tracking Fee is equal to zero.

On each subsequent calendar day, the Annual Tracking Fee equals the product of (i) 1.85% divided by 365 times (ii) the Current Principal Amount on the previous calendar day.

For the purpose of calculating the Annual Tracking Fee, if such previous calendar day was not an Index Business Day, the Current Principal Amount will be calculated based on the Current Principal Amount for the Securities on the immediately preceding Index Business Day.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Call Settlement Date” means, with respect to the exercise by the Company of its Call Right, any Index Business Day on or after January 10, 2018 through and including the Maturity Date, subject to adjustment as provided under Section 3 hereof.

“Call Measurement Period” means, a period of five consecutive Index Business Days beginning on the date specified in the call notice, the first Index Business Day of which shall be at least two Business Days after the date on which the call notice is issued.

“Current Principal Amount” means an amount per Security equal to:

(i) on the Initial Trade Date, $25.00;

(ii) for each subsequent calendar day, except for a calendar day during the Call Measurement Period and except for a day on which a Deleveraging Event occurs, the Current Principal Amount per Security for the Securities, will equal, (a) (1) the Current Principal Amount on the previous calendar day, times (2) the Index Factor, minus (b) the Annual Tracking Fee;

(iii) for each calendar day during the Call Measurement Period, (1) the sum of (a) the Index Exposure and (b) the Notional Cash Amount minus (2) the Annual Tracking Fee on such calendar day; and

(iv) Upon the occurrence of a Deleveraging Event with respect to the Securities, the Current Principal Amount for the Securities on the day of the Deleveraging Event will equal the following, less the Annual Tracking Fee:

(a) the Current Principal Amount for the Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level on the current Index Business Day minus 1.

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“Daily Accrual” on any Index Business Day will equal:

Where Tbillst-1 is the generic one month U.S. Treasury Bill rate reported on Bloomberg under the ticker GB1M Index (or any successor ticker on Bloomberg or any successor service) on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Index Business Day

“Default Amount” means, on any day, an amount in U.S. dollars, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking), plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption or undertaking. During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. If the Company or any Holder obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

The “Default Quotation Period” shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due date, unless (i) no such quotation is obtained, or (ii) every such quotation so obtained is objected to within five Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Stated Principal Amount.

A “Deleveraging Event” means the occurrence of a Stop Loss Termination Event at or after 9:30am and to, but before, 2:00 pm, New York City time, on any Index Business Day.

The “Final Valuation Date” will be the Index Business Day that falls on December 28, 2046, subject to adjustment as provided in Section 3 hereof.

A “force majeure event” includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or

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any similar intervening circumstance) that the Security Calculation Agent determine to be beyond its reasonable control and materially affects the Index, or any trading in option or futures contracts relating to the Index or trading in any Index Contracts or any futures contracts included in any successor Index.

“Index” means the Bloomberg WTI Crude Oil Excess Return Sub-Index.

“Index Business Day” means a day on which (i) trading is generally conducted on the Primary Exchange on which futures contracts included in the Index are traded, as determined by the Security Calculation Agent, (ii) the Index is published by Bloomberg and (iii) trading is generally conducted on NYSE Arca, in each case as determined by UBS Securities LLC, as the Security Calculation Agent.

“Index Administrator” means Bloomberg Finance, L.P.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Bloomberg Finance L.P.

“Index Closing Level” means the closing level of the Index as reported on the NYSE and Bloomberg L.P.; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg L.P. (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

“Index Contracts” mean the futures contracts underlying the Index.

“Index Exposure” means, on each Valuation Date during the Call Measurement Period, as applicable, the product of (i) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of the Securities on the immediately preceding Index Business Day) multiplied by the Index Factor on the current Valuation Date and (ii) a fraction equal to (a) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, excluding the current Valuation Date, divided by (b) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Index Exposure on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

“Index Factor” means, an amount equal to (i) one plus (ii) the Daily Accrual on such Index Business Day plus (iii) (-3 × Index Performance Ratio).

“Index Performance Ratio” means, subject to adjustment as described below upon the occurrence of a Market Disruption Event, on any Index Business Day an amount equal to (i) (a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day minus (ii) one. The Index Performance Ratio will equal zero on any calendar day that is not an Index Business Day.

However, in the following circumstances, the calculation of the Index Performance Ratio for the Securities will be modified so that the applicable leverage of the Securities does not reset for the period described below:

If on any Index Business Day (for purposes of the calculation of the Index Performance Ratio, the “date of determination”) a Market Disruption Event occurs or is continuing on the date of determination or occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Ratio for the Securities on the date of determination will equal:

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where:

ICLd = the Index Closing Level on the date of determination;

ICLd-1 = the Index Closing Level on the Index Business Day immediately preceding the date of determination;

ICL0 = the Index Closing Level on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination; and

L = the Leverage Amount.

The “Index Rebalancing Level” means the highest level of the Index during the Rebalancing Period.

“Index Replacement Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom it transacts or similarly situated third parties in performing its or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after January 4, 2017 that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom it transacts or similarly situated third parties in performing its or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of the Company, its affiliates, third parties with whom it transacts or a similarly situated third party to perform its or their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c) any event that occurs on or after January 4, 2017 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Company or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) for the Company, its affiliates, third parties with whom it transacts or similarly situated third parties to perform its or their obligations in connection with the Securities or (iii) for the Company to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

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(d) any event, as determined by the Security Calculation Agent, as a result of which the Company or any of its affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e) as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

“intraday indicative value of the Index” means the intraday indicative value of the Index, as published every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “BCOMCL”.

“intraday indicative value of the Securities” means at a given time on any Index Business Day a value of the Securities that is calculated by UBS Securities LLC and published to Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the symbol “WTIDIV” and calculated in accordance with the following equation:

(Current Principal Amount of the Security on the previous calendar day × Index Factor calculated using the intraday indicative value of the Index).

“Leverage Amount” means, -3.

“Market Disruption Event” with respect to the Index means any of the following, in each case as determined by the Security Calculation Agent:

(a)	the termination, suspension, absence or material limitation or disruption of trading in any Index Contract (or any futures contract included in any successor index) for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	the value of the Index (or any successor index) is not published;

(c)	the settlement price is not published as of the regularly scheduled time for any individual Index Contract (or any futures contract included in any successor index);

(d)	the settlement price for any Index Contract (or any futures contract included in any successor index) is a “limit price,” which means that the settlement price for such Index Contract (or any futures contract included in any successor index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

(e)	the occurrence since the Initial Trade Date of a material change in the formula for or the method of calculating the value of the Index (or any successor index); or

(f)	in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Company or its affiliates have effected or may effect.

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For purposes of determining whether a market disruption event has occurred:

(A) a limitation on the hours or numbers of days of trading will not constitute a market disruption event but only if the limitation results from an announced change in the regular business hours of the relevant market.

“Maturity Date” means January 4, 2047, unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day, subject to adjustments as provided under Section 3 hereof.

“Notional Cash Amount” means, on each Valuation Date during the Call Measurement Period, as applicable, the sum of (i) the Notional Cash Amount on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, $0.00) and (ii) (a) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of the Securities on the immediately preceding Valuation Date) multiplied by (b) the Index Factor on the current Valuation Date multiplied by (c) 1 divided by the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Notional Cash Amount on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

“NYSE” means the New York Stock Exchange.

“Primary Exchange” means, with respect to each Index Contract or each WTI crude oil futures contract underlying a successor index, the primary exchange or market of trading such Index Contract or such futures contract underlying a successor index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“Rebalancing Period” means the 15 minute period beginning the next quarter hour immediately after the Deleveraging Event occurs (i.e. if the intraday indicative value is equal to or less than 30% of the previous day’s Current Principal Amount at 11:07 a.m., New York City time, then the Rebalancing Period would be the period between 11:15 a.m. and 11:30 a.m., New York City time, on the date the Deleveraging Event occurs).

“record date” means with respect to any split or reverse split, the tenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day.

“Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date), or if such day is not an Index Business Day, the next following Business Day, commencing on January 13, 2017; the final Redemption Date will be December 28, 2046.

“Redemption Fee Amount” means, as of any Valuation Date, an amount per Security equal to the product of (i) 0.125% and (ii) the Current Principal Amount as of such Valuation Date.

“Related Exchange” means, with respect to each Index Contract or each WTI crude oil futures contract underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index Contract or each WTI crude oil futures contract underlying a successor index.

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“Security Calculation Agent” means UBS Securities LLC.

“Stop Loss Redemption Date” means the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a market disruption event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Amount is calculated.

“Stop Loss Redemption Amount” means an amount, equal to the Current Principal Amount at the close of trading on the Index Business Day following the Stop Loss Termination Date. The Stop Loss Redemption Amount shall not be less than $0 per Security.

“Stop Loss Termination Date” means any Index Business Day if, at any time on such Index Business Day, a Stop Loss Termination Event occurs.

“Stop Loss Termination Event” means when, at any time, the intraday indicative value of the Securities on an Index Business Day, is equal to or less than 30.0% of the Current Principal Amount of the Securities at the end of the prior Index Business Day.

“Successor Index” means any substitute index, other than a substitute index approved by the Security Calculation Agent following an Index Replacement Event, approved by the Security Calculation Agent, as a Successor Index pursuant to Section 3 hereof.

“Substitute Index” means any substitute index approved by the Security Calculation Agent, following an Index Replacement Event pursuant to Section 3 hereof

“Valuation Date” means, (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a redemption notice and redemption confirmation are delivered in compliance with the redemption procedures pursuant to Section 5 hereof, provided, that the Company reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Valuation Date to the date on which the applicable redemption notice and redemption confirmation is received by the Company rather than the following Index Business Day, (ii) with respect to the Company’s exercise of its Call Right pursuant to Section 6 hereof, each Index Business Day during the Call Measurement Period, (iii) with respect to the Maturity Date, the Final Valuation Date, and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Index Business Day following the Stop Loss Termination Date (the “Stop Loss Valuation Date”). Each Valuation Date and the Final Valuation Date are subject to adjustment as provided in Section 3 hereof.

1. Promise to Pay at Maturity, Upon Early Redemption or Upon Exercise of Call Right or Acceleration Option Upon Occurrence of a Stop Loss Termination Event

The Company, for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption; Redemption Amount” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Right” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right, (iii) “Acceleration Option Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Amount” and elsewhere on the face of this Security on the Stop Loss Redemption Date, in the case of Securities subject to the Company’s exercise of its Acceleration Option following the occurrence of a Stop Loss Termination Event, and (iv) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities.

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2. Payment of Interest

The principal of this Security shall not bear interest.

3. Discontinuance or Modification of the Index; Market Disruption Event; Substitution of the Index

If the Index Administrator discontinues publication of or otherwise fails to publish the Index, or if the Company’s license agreement with the Index Administrator terminates, and another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index and the Security Calculation Agent approves such index as a Successor Index, then the Security Calculation Agent will determine the value of the Index on the applicable Valuation Dates and the amount payable at maturity or upon call, early redemption or acceleration by reference to such Successor Index.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

If Bloomberg discontinues publication of the Index, or if the Company’s license agreement with the Index Administrator terminates, prior to, and such discontinuation or termination is continuing on the Maturity Date, Stop Loss Termination Date, or on the Redemption Valuation Date or any Index Business Day during the Call Measurement Period, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Maturity Date or any Index Business Day during the Final Valuation Date, Call Measurement Period, or Stop Loss Termination Date, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to the Company and to the holders of the Securities.

If the Security Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, or that the closing value of the Index is not available for any reason, or that a Market Disruption Event or force majeure event has occurred and is continuing, on the date on which the value of the Index is required to be determined, the applicable Valuation Date will be postponed to the next following Index Business Day on which a Market Disruption Event or force majeure event does not occur and is not continuing. If a Market Disruption Event occurs or is continuing on any Index Business Day in the Call Measurement Period and results in such Valuation Date being postponed, each subsequent Valuation Date in the Call Measurement Period will be postponed by the same number of Index Business Days. In addition, if the last scheduled Valuation Date in the Call Measurement Period is postponed, the Call Settlement Date will be postponed until the date three Business Days following such Valuation Date, as postponed. For example, if the last Index Business Day in the Call Measurement Period is postponed for two Index Business Days as the result of a Market Disruption Event, the Call Settlement Date will likewise be postponed for two Index Business Days. In no event, however, will any Valuation Date be postponed by more than five Index Business Days. If a Valuation Date is postponed until the fifth Index Business Day following the scheduled Valuation Date but a Market Disruption Event occurs or is continuing on such day, that day will nevertheless be the applicable Valuation Date and the Security Calculation Agent will determine the amount payable by a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index.

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In addition, if an Index Replacement Event occurs at any time and the Index Administrator or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Amount or Cash Settlement Amount, as applicable for the Securities by reference to the Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the level of the Index, the Index Performance Ratio, the Annual Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that the Company will pay Holders at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay Holders in the event the Company calls the Securities, and the Stop Loss Redemption Amount that the Company will pay Holders in the event of an acceleration. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred). Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

On any day on which a Market Disruption Event occurs, the leverage on the Securities will not be reset and the leverage on the Securities on any such date will be based on the Current Principal Amount as of the last Index Business Day on which a Market Disruption Event did not occur. If a Market Disruption Event occurs or is continuing on any Index Business Day, or occurred or was continuing on the immediately preceding Index Business Day, the Security Calculation Agent will determine the Index Performance Ratio for the Securities on each such Index Business Day, using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing on any Index Business Day, the calculation of the Index Performance Ratio and Current Principal Amount for the Securities will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event is continuing.

4. Payment at Maturity, Upon Early Redemption, on the Call Settlement Date, or Upon the Occurrence of a Stop Loss Termination Event

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date, the Call Settlement Date or the Stop Loss Redemption Date, as the case may be, shall be the cash amount that must be paid in respect of this Security as provided herein under “Payment at Maturity,” “Early Redemption,” “Call Settlement Amount,” and “Acceleration Option” respectively. The payment of this Security that becomes due and

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payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or upon early redemption, acceleration or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5. Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities during the term of the Securities on any Redemption Date on or after January 13, 2017 through and including December 28, 2046, provided that such Holder instructs its broker or other person through whom the Securities are held to (i) deliver a redemption notice to UBS Securities LLC (“UBS Securities”) via email no later than 4:00 p.m. (New York City time) on the Index Business Day immediately preceding the applicable Valuation Date; (ii) deliver the signed redemption confirmation to the UBS Securities via e-mail in the specified form by 4:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery versus payment trade with respect to the Holder’s Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC prior to 12:00 noon (New York City time) on the applicable Redemption Date. The Company also reserves the right from time to time to accelerate in its sole discretion the Valuation Date to the date on which the relevant redemption notice and redemption confirmation are delivered rather than the following Index Business Day.

6. Call Right

The Securities are subject to redemption by the Company on any Index Business Day on or after January 10, 2018 through and including the Maturity Date, as a whole and not in part, at the election of the Company, upon not less than eighteen (18) calendar days’ notice prior to the designated Call Settlement Date. If the Company elects to redeem the Securities pursuant to its Call Right, then on the Call Settlement Date the Holder will receive a cash payment equal to the Call Settlement Amount.

7. Role of Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, the Index Factor, the Index Performance Ratio, the Index Closing Level, the Annual Tracking Fee, the Daily Exposure, the Notional Cash Amount, the Daily Accrual, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay Holders at maturity, the Redemption Amount, if any, that the Company will pay Holders upon redemption, if applicable, the Stop Loss Redemption Amount that the Company will pay Holders upon acceleration, the Call Settlement Amount, if any, that the Company will pay Holders in the event that UBS calls the Securities, whether any day is a Business Day, Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on the Company, Holders, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent.

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The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call or acceleration, or upon early redemption, on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, or any Stop Loss Redemption Date, as applicable.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as a Security Calculation Agent hereunder.

The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as a Security Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as a Security Calculation Agent. Insofar as this Security provides for the Security Calculation Agent to determine Market Disruption Events, force majeure events, Business Days, Index Business Days, Index Business Days, the Daily Index Performance, the Index Closing Level, the Annual Tracking Fee, the Futures Spread Fee, the Redemption Fee Amount, the Current Principal Amount, the Stop Loss Redemption Amount, the Cash Settlement Amount, if any, that the Company will pay the Holder at maturity and all such other matters specified elsewhere herein as matters to be determined by the Security Calculation Agent on any date or other information from any institution or other source, the Security Calculation Agents may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Security Calculation Agent, affiliates of the Security Calculation Agent or affiliates of the Company.

8. Tax Characterization

By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index.

9. Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the applicable Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Maturity Date, Call Settlement Date, Stop Loss Redemption Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts including those related to the determination of the Current Principal Amount, the Redemption Amount, the Redemption Fee Amount, the Annual Tracking Fee and the Call Settlement Amount per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

10. Split or Reverse Split of the Securities

Subject to the limitation described below, the Company, at any time in its sole discretion, may initiate a split or reverse split of the Securities. The record date for any split or reverse split, as applicable, shall be the tenth calendar day after the day on which the Company announces, by means of a press release specifying the date of the split or reverse split, as applicable, that it is exercising its right to initiate a split or reverse split, as applicable, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date will be the next Business Day after the record date.

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If the Securities are split, the Security Calculation Agent will adjust the Current Principal Amount of the Securities. For example, if the Securities undergo a 4:1 split, each Holder of a Security on the relevant record date will, after the split, hold four Securities. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Company exercises its Acceleration Option, the split will not occur. A split will not trigger a Stop Loss Termination Event.

In the case of a reverse split, the Current Principal Amount of the Securities will be adjusted accordingly and the Company may address odd numbers of Securities in a manner determined by it in its sole discretion. For example, if the Securities undergo a 1:4 reverse split, each Holder who holds four Securities on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Company exercises its Acceleration Option, the reverse split will not occur.

In the case of a reverse split, Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other Holders for the maximum number of Securities they hold which is evenly divisible by such reverse split divisor, and the Company will have the right to compensate Holders for their remaining or “partial” Securities in a manner determined by it in its sole discretion.

11. Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

12. Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $● (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. In addition, the Company may condition its acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of this series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with its hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities. References herein to “this series” mean the series designated on the face hereof.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable. In addition, payments under the Securities will be made without withholding or deduction for or on account of any present or future Taxes imposed by any jurisdiction which is not a Relevant Jurisdiction (an “Other Jurisdiction”), unless required by the law of such Other Jurisdiction, as determined by the Company or the applicable withholding agent in its sole discretion, and no Additional Amounts will be paid on account of such withholding or deduction imposed by such Other Jurisdiction.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by UBS Securities LLC, as Security Calculation Agent, in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a

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majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default (as defined in the Indenture) with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Stated Principal Amount, will be issued to the designated transferee or transferees.

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This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.